                                                                    EXHIBIT 10.5

                     SECOND RENEWAL AND EXTENSION AGREEMENT


     THIS SECOND RENEWAL AND EXTENSION AGREEMENT dated this 8th day of January, 1988, by and between THE DALLAS MORNING NEWS COMPANY, a Delaware corporation ("Dallas News"), as successor in interest to A. H. Belo Corporation, and NEWSPAPER ENTERPRISES, INC. OF TEXAS, a Texas corporation ("NEI").

                             Preliminary Statement
                             ---------------------

     Dallas News and NEI are parties to a printing contract dated the 18th day of July, 1983 (the "Printing Contract"), as amended by a Renewal and Extension Agreement dated the 1st day of July, l985, providing for the printing by NEI of weekly issues of TV Magazine (formerly referred to as TV Channels Magazine) for distribution with each Sunday edition of The Dallas Morning News from July 17,
                                         -----------------------
1983, through July 19, 1987. NEI has continued to print TV Magazine for Dallas News since July 19, 1987, pursuant to an informal agreement to extend the Printing Contract beyond the date specified in the first Renewal and Extension Agreement. Dallas News and NEI desire to formally renew and extend the Printing Contract on the terms hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties HAVE AGREED and do hereby agree that the Printing Contract shall be renewed and extended on the following terms and conditions:

     1.  Printing.  NEI shall print each weekly issue of TV Magazine tot
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distribution with the Sunday edition of The Dallas Morning News at the prices
                                        -----------------------
shown on Exhibit A hereto, subject to adjustment and upon the other terms and conditions hereinafter provided. Exhibit A also describes in summary form the understanding of the parties as to the size and appearance of the product, quantities of production, the type of paper stock to be used by NEI, method of preparation, and binding.

     2.  Term. The term of the Printing Contract as renewed and extended hereby
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shall commence on the date hereof, but the first issue of TV Magazine to which this Second Renewal and Extension Agreement shall be applicable shall be the TV Magazine to be included in the Sunday edition of The Dallas Morning News of
                                                 -----------------------
February 7, 1988, unless sooner terminated or renewed, the Printing Contract as hereby renewed and extended shall expire with the completion of the printing Of the TV Magazine to be distributed with the Sunday edition of The Dallas Morning
                                                             ------------------
News for Sunday, February 5, 1989. Upon the expiration of this Agreement, unless
----
it is further renewed or extended, Dallas News shall have no further obligation to use the services of NEI for the printing of TV Magazine for any Sunday edition of The Dallas
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

Morning News to be published after the date of such expiration, but all of the
------------
rights and remedies of the parties hereto at the date of such expiration shall survive.

     3.  Quality of Printing.  During the term of this Agreement, each edition
         -------------------
of TV Magazine shall be printed on an offset press of the Hantscho Heat-set type presently used by NEI, unless the parties agree in writing that a different press shall be used.

     4.  Quantities.  Dallas News shall notify NEI before the close of business
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on Thursday, eleven days prior to publication, of the quantity of TV Magazine required for the publication of the Sunday edition of The Dallas Morning News to
                                                      -----------------------
be published on the second Sunday following the date of such notification, The prices for printing specified on Exhibit A are based upon quantities of 600,000 copies of each issue of TV Magazine, with a different and lower rate quoted for each additional 100,000 copies or portion thereof. If the print order for any issue of TV Magazine is more than such 600,000 copies, such greater quantity shall be billed at the rates specified on Exhibit A for additional copies. If the print order shall be for fewer than 600,000 copies, but not fewer than 575,000 copies, the price charge shall be at a rate equal to the basic rate per thousand copies times the number of thousand copies (plus one for any partial number less than one thousand) covered by the print order. If any print order is for fewer than 575,000 copies, the unit price for printing such lesser quantity shall be determined by mutual agreement between Dallas News and NEI.

     5.  Prices.  The prices set forth on Exhibit A are based upon the wage
         ------
scales and other terms and conditions affecting NEI's labor cost at its plant on the date hereof. Changes in such labor cost shall be reflected, as hereinafter described, by means of an adjustment to that portion of the total cost of printing TV Magazine covered under the caption "Printing" on Exhibit A.

     NEI has determined that on the date hereof the average composite hourly rate for a standard press crew is $54.54 per hour, as reflected on Exhibit B hereto. As soon as practicable after May 31, 1988, NEI shall determine the average composite hourly rate in effect on May 31, 1988, for standard press crew (consisting of the same number of persons performing the same functions as used in the initial determination). To the extent that there shall be an increase or decrease in such average composite hourly rate, there shall be a pro rata increase or reduction in both the base price and the price for additional quantities for the portion of the price applicable to labor cost, There shall be a similar adjustment for increases or decreases in newsprint cost as they occur. The schedule of prices on Exhibit A is based upon the assumption that the newsprint required for an issue of TV Magazine consisting of forty-eight pages, of the dimensions agreed to by Dallas News and NEI, will be a weight of 181.16 pounds per thousand copies.

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

     During the term of the Printing Contract as hereby renewed and extended, Dallas News shall provide newsprint to NEI for the printing of TV Magazine. The current price that Dallas News would charge to NEI for the newsprint required for one thousand copies of a 48-page issue of TV Magazine is $48.19. To the extent that such price shall increase or decrease, there shall be a commensurate increase or decrease in the newsprint portion of the prices charged by NEI to Dallas News. NEI shall remit payment to Dallas News for the newsprint supplied by Dallas News during each calendar month by the twentieth day of the month following.

     6.  Delivery Schedule.  As provided in paragraph 4 above, Dallas News shall
         -----------------
furnish to NEI not later than 5 p.m. on Thursday, eleven days prior to publication date, the quantities of newsprint for TV Magazine required for the applicable Sunday edition of The Dallas Morning News. Dallas News shall furnish
                             -----------------------
to NEI at NEI's plant color positions, colors, and separations not later than 5 p.m. on Friday, ten days prior to publication date for the next issue of TV Magazine, and shall provide camera-ready copy by 5 p.m. on Monday, prior to the date of publication for the same issue. NEI shall deliver to Dallas News at the loading dock of Dallas News in Dallas, Texas, 300,000 copies of TV Magazine by 5 p.m. on the Thursday prior to publication date and shall deliver all remaining copies specified in the applicable purchase order by 12 noon on Friday prior to publication date. NEl shall not be responsible for delays in meeting any delivery schedule hereunder if such delays are caused by Dallas News' failure to meet the schedules herein imposed upon it. The prices specified in Exhibit A include delivery costs.

     7.  Terms of Payment.  NEI shall invoice Dallas News for each issue of TV
         ----------------
Magazine within three days after the issue date thereof, and the terms of payment shall be net, 21 days from and after the issue date.

     8.  Right to Inspect.  Dallas News shall have the right, but shall not be
         ----------------
obligated, to have one or more of its representatives at NEl's plant during business hours when TV Magazine is being printed. Further, Dallas News shall be entitled to inspect the premises of NEI and its books and records applicable to the performance of this Agreement upon reasonable prior notice during regular business hours.

     9.  Indemnity.  Dallas News shall indemnify and hold NEI harmless from any
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loss, cost, damage, or expense (including reasonable attorneys' fees) which NEI may sustain as a result of any real or alleged libel or violation of any copyright or trademark laws or the proprietary rights of any third party in any copy furnished by Dallas News to NEI under the terms of this Agreement.

     10.  Assignment.  This Agreement shall be binding upon and shall inure to
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the benefit of the parties hereto and their respective successors and assigns;
provided,

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

however, that NEI shall not be entitled to assign its rights under this Agreement to any third party except upon the prior written consent of Dallas News, which consent shall not be unreasonably withheld.

     11.  Excusable Delay.  Neither Dallas News nor NEI shall be liable to the
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other for any loss, cost, damage or expense caused by its temporary inability to perform hereunder due to fire, explosion, freight embargos, accident, governmental restrictions or regulations (including limitations on paper consumption), strike, lock-out, flood, war, civil commotion, acts of the public enemy, or any other contingency or cause beyond its control, whether or not specified.

     12.  Notices.  All notices required or permitted under this Agreement
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(except for print orders and other orders or notices given in the ordinary course of business hereunder) shall be in writing and may be delivered personally or by depositing such notice in the United States mail, postage prepaid, addressed as follows:

     If to Dallas News:   The Dallas Morning News Company
                          Communications Center
                          Dallas, Texas 75202
                          Attention: Burl Osborne

               copy to:   J. William Cox
                          Sr. Vice President
                          Administration and Finance

             If to NEI:   Newspaper Enterprises Inc, of Texas
                          4647 Bronze Way
                          Dallas, Texas 75236
                          Attention: Chairman of the Board

               copy to:   James L. Truitt, Esq.
                          6000 First RepublicBank Plaza
                          Dallas, Texas 75202

     Any such notice shall be deemed to be effective upon delivery, if delivered personally, or forty-eight hours after deposit In the United States mail, if delivered by mail. Any party hereto may from time to time change its address for notices hereunder by giving notice to the other party in accordance with this paragraph 12.

     13.  Cancellation.  At any time during the term of this Agreement, the
          ------------
Dallas Morning News shall have an option to cancel this Agreement during the term hereof with not less than six months written notice should the Dallas Morning News decide to print the TV Magazine in its own plant or one of the A. H. Belo subsidiaries.

     14.  Waiver. No waiver of any breach or default hereunder shall be
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considered valid unless in writing and signed by the party giving such waiver and no such waiver shall be deemed to waive any subsequent breach or default under this Agreement.

     15.  Entire Agreement. This Agreement, together with exhibits and
          ----------------
attachments hereto, supersedes all prior agreements, oral or written, and constitutes the entire agreement of the parties with respect to the printing of those issues of TV Magazine to which this Agreement applies. This Agreement may not be modified, amended or terminated except by a written document specifically referring to the Printing Contract, as amended by this Second Renewal and Extension Agreement, and signed by the appropriate party or parties hereto. All exhibits, schedules and attachments annexed hereto, or to which reference is made herein, are hereby incorporated herein by reference and made a part hereof.

     16.  Construction.  This Agreement shall be construed in accordance with
          ------------
the laws of the State of Texas. The paragraph headings contained herein are solely for the purpose of convenience, are not intended to define or limit the contents of said paragraphs and shall not be considered to be a part hereof for purposes of interpreting or construing this Agreement.


     IN WITNESS WHEREOF, the parties have duly executed this Second Renewal and Extension Agreement as of the day, month and year first above written.

                                        THE DALLAS MORNING NEWS COMPANY


                                        By:________________________________
                                        Its:        Burle Osborne,
                                                    President and Editor


                                        NEWSPAPER ENTERPRISES, INC. OF TEXAS


                                        By:________________________________
                                        Its:        Robert L. Jensen
                                                    Chm. and President

                      Newspaper Enterprises, Inc. of Texas

                              Dallas Morning News
                                   EXHIBIT A

PRODUCT                         Pony Tabloid - TV Magazine
                                11 3/8" x 8  3/4" Untrim Size
                                10 7/8" x 8  1/2" Trim Size

QUANTITY                        600,000 Basic
                                Plus additional M prices

STOCK Cover web is 32# Hi Brite - 8 pages Hi Brite on 56 pages, 16 pages of Hi Brite on 64 pages Additional Pages on 29.2# Newsprint

PREPARATION                     Camera ready boards

BINDING                         Press glued - Trimmed three sides


                                                          Pages
                                                          -----
                                         48                56              64
                                        -----             -----           -----
Paper Costs, 600,000                    48.19             53.45           62.57
   Additionals                          48.19             53.45           62.57

Printing, 600,000                       33.05             35.90           37.25
   Additionals                          29.70             32.20           33.25

Total Base Price, 600,000               81.24             89.35           99.82
   Additionals                          77.89             85.65           95.82

Additional Color
   Per Color Per M                        .22               .22             .22
   Cover Cylinder                         .22               .22             .22
   Other Cylinder
   Plus $100 for first color
   on each cylinder.


Press make ready, start up waste, restripping and replating cost for split run of reduced pages - $900.00

                           Effective January 25, 1988

                       CONSENT TO ASSIGNMENT OF CONTRACT


The undersigned, through its duly authorized representative, does hereby consent to the assignment of all rights and interests of Newspaper Enterprises Inc, of Texas under that certain printing contract, dated January 8, 1988, as amended between the undersigned, and Newspaper Enterprises Inc. of Texas, to NEI Acquisition Corporation.

IN WITNESS WHEREOF, the undersigned has executed this Consent as of the 28th day of February, 1994.


                              THE DALLAS MORNING NEWS COMPANY



                              By:
                                 -----------------------------------------------
                              Its:  Senior Vice President, Operations &
                                    Administration